Exhibit 99.1

NEWS RELEASE

CHARLES RIVER LABORATORIES ANNOUNCES
CHIEF FINANCIAL OFFICER TRANSITION

– Michael G. Knell, Corporate Senior Vice President & Chief Accounting Officer,
Appointed Interim CFO by the Board of Directors –

– Company Reaffirms 2025 Revenue and Non-GAAP EPS Guidance –

WILMINGTON, MA, September 16, 2025 – Charles River Laboratories International, Inc. (NYSE: CRL) announced today that Flavia H. Pease, Corporate Executive Vice President and Chief Financial Officer (CFO), has resigned from her role, effective September 29, 2025, to pursue another opportunity.  Following Ms. Pease’s departure, Michael G. Knell, Corporate Senior Vice President and Chief Accounting Officer, will serve as interim CFO until a successor is named.  The Company has commenced a comprehensive search to identify its next CFO.

James C. Foster, Chair, President and Chief Executive Officer, commented, “I want to thank Flavia for her three years of service and many contributions since she joined Charles River.  She helped navigate the Company through a challenging demand environment and led initiatives to optimize our cost structure during this time.  We wish Flavia the best in her future endeavors.”

“I would also like to thank Mike Knell for assuming the interim CFO role. Mike has been a valuable member of our management team since he joined the Company in 2017.  I am confident that with his experience and deep knowledge of our global business, he is the right choice to lead our finance organization through this interim period.  We have launched a comprehensive search to identify a replacement and will collectively work to ensure a seamless transition of the CFO role.  At the same time, we remain focused on executing our strategy and continuing to unlock value in our business.  We firmly believe that with our strong market position and long-term growth opportunities, we will be able to drive enhanced value creation for our shareholders and remain the partner of choice for our clients’ early-stage drug development needs,” Mr. Foster concluded.

The Company is reaffirming its 2025 financial guidance for revenue and non-GAAP earnings per share that was previously provided on August 6, 2025, which is supported by its current outlook for the third-quarter performance.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share.  Non-GAAP financial measures exclude, but are not limited to, the amortization of intangible assets and the purchase accounting step-up adjustment on inventory and certain long term biological assets, and other charges and adjustments related to our acquisitions and divestitures, including incremental dividends attributable to Noveprim noncontrolling interest holders; expenses associated with evaluating and integrating acquisitions and divestitures, including advisory fees and certain other transaction-related costs, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our restructuring initiatives; the write-off of deferred financing costs and fees related to debt financing; investment gains or losses associated with our venture capital and certain other strategic equity investments; certain legal costs in our Microbial Solutions business related to environmental litigation and in our DSA segment related to U.S. government investigations into the NHP supply chain and advisory costs related to entering into a Cooperation Agreement with a shareholder; tax effect of all of the aforementioned matters; and adjustments related to the recognition of deferred tax assets expected to be utilized as a result of changes to the our international financing structure and the revaluation of deferred tax liabilities as a result of foreign tax legislation.  On a non-GAAP basis, we define “organic revenue growth” as reported revenue growth adjusted for foreign currency translation, acquisitions, and divestitures.  We exclude these items from the non-GAAP financial measures because they are outside our normal operations.  There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies.  In particular, we believe that the use of supplementary non-GAAP financial measures helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts.  We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis.  In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis.  We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition.  Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly.  Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results.  The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP.  The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.  Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.  These statements also include statements regarding Charles River’s expectations regarding the transition of the Company’s Chief Financial Officer; the projected future financial performance of Charles River and our specific businesses; earnings per share; operating margin; client demand, particularly the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to revenue, revenue growth rates, revenue growth drivers, and earnings, including our expectations with respect to our third-quarter 2025 performance; our ability to gain market share and capitalize on business opportunities; and Charles River’s future performance, including as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue.  Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements.  Those risks and uncertainties include, but are not limited to: changes and uncertainties in the global economy and financial markets; the ability to successfully integrate businesses we acquire; the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; disruptions in the global economy caused by geopolitical conflicts; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas.  A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 19, 2025, as well as other filings we make with the Securities and Exchange Commission.  Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

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Investor Contacts:	Media Contact:
Todd Spencer	Amy Cianciaruso
Corporate Vice President,	Corporate Senior Vice President,
Investor Relations	Chief Communications Officer
781.222.6455	781.222.6168
todd.spencer@crl.com	amy.cianciaruso@crl.com